                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
U.S. Home Systems, Inc.:

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Amended and Restated 2000 Stock Compensation Plan of U.S. Home Systems, Inc., of our report dated February 22, 2002, with respect to the consolidated financial statements of U.S. Home Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP
                                         --------------------------------------
                                         Ernst & Young

Fort Worth, Texas
July 16, 2002

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